SECURITIES AND EXCHANGE COMMISSION
                           Washington, D.C. 20549




                                FORM 8-K




              Current Report Pursuant to Section 13 or 15(d) of
                     The Securities Exchange Act of 1934







                            October 28, 1999
               Date of Report(Date of earliest event reported)




                             Euphonix, Inc.
          (Exact name of registrant as specified in its charter)




California                      0-26516                   77-0189481
(State or other               (Commission                (IRS Employer
jurisdiction of               File Number)              Identification No.)
incorporation)







   220 Portage Avenue, Palo Alto, California                      94306
   (Address of principal executive offices)                    (Zip Code)



       Registrant's telephone number, including area code:  (650) 855-0400

Item 5. Other Events

        On October 28, 1999, the holders of a $2 million secured promissory note that we issued on April 23, 1999 converted the note into 1,918,014 shares of our common stock. On November 9, 1999, we closed a private placement of 1,581,706 shares of our common stock to new and existing investors resulting in aggregate proceeds of $1.75 million, as described in the press release attached as Exhibit
99.1. As a result of both the conversion of the note and the private placement, our net tangible assets exceeded $4 million, as summarized below:

Total Assets                $ 12,401,368
Total Liabilities           $  6,521,419
Net Tangible Assets         $  5,869,804
Total Equity                $  5,879,949



Item 7. Financial Statements and Exhibits.

     (c) Exhibits

          99.1 Press Release dated November 10, 1999
     ____________________________










































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                                    SIGNATURE

     Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the under-signed hereunto duly authorized.

                                             EUPHONIX, INC.
Date:  November 10, 1999                     By:   /s/ Barry Margerum
                                             Barry Margerum
                                             Chief Executive Officer, President
                                             and Director

                              EXHIBIT INDEX


Exhibit No.     Description
----------      -----------

99.1            Press Release dated November 10, 1999





















































































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



                                                                  EXHIBIT 99.1
(c) EUPHONIX ANNOUNCES THIRD QUARTER RESULTS

PALO ALTO, CA, November 10, 1999/PRNewswire/--Euphonix, Inc. (NASDAQ: EUPH) today announced financial results for its third quarter ended September 30,1999.


Net revenues for the third quarter were $3,763,000 and a net loss of $1,278,000 or $.16 per share. Sales for the quarter were 16% lower than the comparable quarter last year, but 32% higher than Q2 1999 and 74% higher than Q1 1999. Domestic sales accounted for approximately $2.7 million or 72% of net revenues in 1999 as compared to $1.6 million or 36% of net revenues in the same period in 1998. International sales accounted for $1 million or 28% of net revenues in 1999 as compared to $2.9 million or 64% of net revenues in 1998.

The Company stated that the lower sales results in the third quarter over the previous year was due to continued sluggishness in the PacRim market, while its growth over the prior two quarters was due primarily to shipments of its new System 5 digital console. Operating losses were largely a result of the substan-tial investments related to the development and introduction of its new System 5 digital console and R-1 multi-track recorder.

"The third quarter marked a major milestone for our company for two reasons", said Barry Margerum, President and CEO of Euphonix. "First, we introduced two important new products, the System 5 digital console and industry's first 24 bit and 96Khz, 48 track multi-track recorder at the AES Conference in New York. Second, we planned an initial limited production run of System 5s for the quar-ter and we shipped on schedule. We are now ramping production to supply a family of award winning analog and digital products from which our broadcast, post-production and music recording customers can choose. Our turnaround continues", he added.

The Company stated that it had won "Best of Show" awards at the Audio Engineer-ing Society (AES)Conference in New York in September and SATIS Conference in Paris, France in October for its new System 5 digital console. The Company also demonstrated the System 5 at the SBES broadcasting conference in Birmingham, UK on November 2nd and 3rd.

The Company announced it has completed a private financing of $1.75 million from both existing and new investors and that it converted its April 1999 note of $2 million into common stock. The proceeds will be used for working capital.

Based in Palo Alto, California, Euphonix Inc., develops, manufactures and sup-ports innovative, user-oriented, high value digital audio production products for music, film & TV post-production, broadcast, sound reinforcement and multi-media applications. Euphonix products enable professional artists, producers, and engineers, to be more productive and creative than ever before.

Founded in 1988, Euphonix has delivered more large format digital-control mixing consoles worldwide than any other manufacturer. For more information call (650) 855-0400 or visit the Euphonix Web Site at http://www.euphonix.com


This release contains forward-looking statements within the meaning of Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934. Actual results could differ materially from those projected in the forward looking statements as a result of known and unknown risks and uncertain-ties. Such risks and uncertainties may include but are not limited to the timing, cancellation and delay of customer orders, the mix of products sold, market acceptance of Euphonix's and its competitors' products, changing tech-nologies and new product introductions by Euphonix or its competitors, the growth of the professional audio market, Euphonix's ability to increase penetra-tion of its targeted markets and other competitive factors, and the need for additional financing. Reference is made to the discussion of risk factors detailed in Euphonix filings with the Securities and Exchange Commission, in-cluding its reports on Form 10-K and 10Q.

Contact: Barry Margerum, President and CEO (650) 855-0400






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





Statements of Operations
                             Three Months Ended        Nine Months Ended
                               September 30,              September 30,
                            1999           1998        1999           1998
                        (unaudited)    (unaudited)  (unaudited)   (unaudited)

Net revenue              $ 3,763,914   $4,500,091   $ 8,784,458   $12,221,364
Cost of revenues           2,182,412    2,364,545     5,772,006     6,727,616
Gross profit               1,581,502    2,135,546     3,012,452     5,493,748
Operating expenses
 Research & development    1,084,368    1,300,635     3,452,425     3,445,531
 Sales & marketing         1,421,909    1,318,774     4,088,076     3,873,225
 General & administrative    290,191      527,540       951,078     1,819,923
                           2,796,468    3,146,949     8,491,579     9,138,679

Operating loss            (1,214,966)  (1,011,403)   (5,479,127)   (3,644,931)
Other income / (expense)     (63,728)       3,538       (77,951)       45,517
Loss before tax           (1,278,694)  (1,007,865)   (5,557,078)   (3,599,414)
Tax benefit                    ---          ---          ---            ---
                        ============= ============= ============ =============
Net loss                 $(1,278,694) $(1,007,865)  $(5,557,078)  $(3,599,414)
                        ============= ============= ============ =============
                        ============= ============= ============ =============
Loss per share               $ (0.16)     $ (0.15)      $ (0.71)      $ (0.57)
                        ============= ============= ============ =============
Weighted average
                        ============= ============= ============ =============
    number shares          7,956,595     6,633,057     7,834,055     6,326,849
                        ============= ============= ============ =============



Balance Sheets
                                      September 30,             December 31,
                                          1999                      1998
                                       (unaudited)

Current assets

   Cash & short term investments     $    153,952               $ 2,238,478
   Accounts receivable                  1,723,041                 1,543,335
   Inventory                            6,505,627                 5,558,637
   Prepaid and other expenses             352,755                   237,512
   Total current assets                 8,735,375                 9,577,962
Property and equipment (net)            1,706,194                 1,360,186
Deposits & other assets                   300,860                   292,716
                                     ================        =================
   Total assets                       $10,742,429               $11,230,864
                                     ================        =================

Total current liabilities             $ 3,193,188               $ 3,652,529
Long-term liabilities                   4,389,983                   203,337
Total shareholders' equity              3,159,258                 7,374,998
                                     ================        =================
Total liabilities &
  shareholders' equity                $10,742,429               $11,230,864
                                     ================        =================






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